Exhibit 99.1

Quanterix Corporation Releases Operating Results for First Quarter 2021

Q1 GAAP revenue including grant revenue $27.2M; Q1 non-GAAP revenue $24.9M, an increase of 58% versus prior year

Billerica, Mass. – May 5, 2021 — Quanterix Corporation (NASDAQ: QTRX), a company helping to transform healthcare with digital protein biomarker technology enabling precision health, today announced financial results for the three months ending March 31, 2021.

“We made productive advances on our strategic and operational priorities during the first quarter 2021,” said Chairman, Chief Executive Officer and President, Quanterix, Kevin Hrusovsky. “The precision health ecosystem continues to catalyze interest and adoption from healthcare payors, government agencies, academia, and pharmaceutical companies as they make tangible advances in developing drug therapies for Alzheimer’s, Parkinson’s, Multiple Sclerosis, traumatic brain injury, COVID-19, infectious diseases and cancers. We are rapidly innovating our technology and expanding our assay menu with a priority focus on early detection plasma biomarkers for Alzheimer’s and neuro-degeneration to keep pace with today’s research demands and deliver on the promise of non-invasive biomarkers to fuel breakthroughs in diagnostics and drug development.”

First Quarter 2021 Financial Highlights

Key financial results for the first quarter of 2021 are shown below:

•	Q1 GAAP total revenue, which includes grant revenue of $2.3M, was $27.2M versus prior year Q1 of $15.7M;

•	Q1 non-GAAP total revenue was $24.9M versus prior year Q1 of $15.7M, an increase of 58%;

•	Q1 GAAP product revenue was $18.2M versus prior year Q1 of $9.8M, an increase of 86%;

•	Q1 GAAP service and other revenue was $6.4M versus prior year Q1 of $5.8M, an increase of 11%

•	Q1 GAAP gross margin was 60.1%; Q1 non-GAAP gross margin was 58.5% versus prior year Q1 of 48.5%, an increase of 1,000 bps.

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financials” below.

First Quarter Business Highlights

•	Received Emergency Use Authorization (EUA) from the U.S. Food and Drug Administration (FDA) for Quanterix’ Simoa® SARS-CoV-2 N Protein Antigen Test that can be run on the Simoa HD-X Analyzer®.
•	Released the SARS-CoV-2 N Protein Antigen Advantage Assay tailored for Research Use, enabling scientists to measure viral load and immune response in a variety of sample matrices, including blood obtained by minimally invasive capillary (finger prick) sample.
•	Record Instrument placement revenue of $7.0M, an increase of 86%, and consumables revenue of $11.3m, an increase of 86%.
•	Simoa played a key role in research to detect the COVID-19 virus in serum/plasma, dried blood microsamples (DBS) and saliva samples, including a Nature Communications study validating non-invasive antigen detection methods as an important complement to current PCR-based nasal and nasopharyngeal (NP) swab samples.

•	Continued to experience significant demand for phosphorylated tau at threonine 181 (pTau181) assays for the study of Alzheimer’s Disease (AD) pathology and Neuro Multiplex assays associated with many neurodegenerative diseases.
•	Simoa neurology assays and technologies continue to support various Alzheimer’s drug development programs globally, focusing on detecting signs of precognitive impairment early in the disease cascade with blood biomarkers.
•	Established a joint Simoa laboratory with WuXi AppTec in China to improve access to Quanterix’ industry leading biomarker testing and development offerings across China and the APAC market.
•	Successfully raised approximately $270M in net proceeds through a follow-on offering in February, further strengthening our balance sheet with growth capital.
•	Participated in important industry events aimed at addressing public health challenges created by the COVID-19 pandemic, including the Precision Medicine World Conference (PMWC) 2021 COVID-19 Conference and the Precision Medicine Leadership Summit hosted in connection with Powering Precision Health.
•	Invited to discuss the Powering Precision Health movement, rebuilding public trust in science and leadership of the industry-wide proteomics revitalization disrupting healthcare on Health Care Rounds Podcast and Mendelspod.
•	Welcomed Laurie Olson, a seasoned industry executive and former Pfizer executive leadership team member, to our board as we continue to scale the business and capitalize on the market opportunity ahead.
•	Simoa technology was highlighted in 110 new publications in the first quarter 2021, bringing total Simoa-specific inclusions to more than 1,200 publications.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on May 5 at 4:30 p.m., EDT. Individuals interested in listening to the conference call may do so by dialing (800) 697-5978 for domestic callers, or (630) 691-2750 for international callers. Please reference the following conference ID: 9220 612#. A live webcast will also be available at: https://edge.media-server.com/mmc/p/ta24ja4s

The webcast will be available on the Company’s website, https://www.quanterix.com/, for one year following completion of the call.

Financial Highlights

Quanterix Income Statement

in '000 USD	Q1 2021	Q1 2020
Product Revenue	18,248	9,833
Service and Other Revenue	6,409	5,762
Collaboration and License Revenue	261	132
Development Revenue	2,291	0
Total Revenue	27,209	15,727

Cost of Product Revenue	7,480	6,186
Cost of Services Revenue	3,380	2,728
Gross Profit	16,349	6,813
Gross Margin %	60.1%	43.3%

Research and Development	6,683	4,268
Selling, General and Administrative	19,455	14,273
Total Operating Expenses	26,138	18,541

Loss From Operations	-9,789	-11,728
Interest (Expense) Income, net	-163	161
Other Expense, net	-194	-167
Tax	42	124
Net Loss	-10,104	-11,610

Weighted average shares outstanding was 34.4 million for Q1 2021 and 28.2 million for Q1 2020.

Quanterix Balance Sheet

in '000 USD	At 3/31/21	At 12/31/20
Cash and Cash Equivalents	442,672	181,584
Accounts Receivable	14,936	17,184
Inventory	17,044	14,856
Prepaid Expenses and Other	7,791	5,981
Total Current Assets	482,443	219,605
Restricted Cash	1,400	1,000
Property and Equipment, Net	14,183	13,912
Intangible Assets, Net	12,464	13,716
Goodwill	9,933	10,460
Right-of-Use Assets	11,870	11,995
Other Non-Current Assets	373	357
Total Assets	532,666	271,045

Accounts Payable & Accrued Expenses	19,121	22,421
Deferred Revenue	6,420	5,421
Current Portion of Long Term Debt	7,694	7,673
Lease Liabilities	1,271	1,234
Other Current Liabilities	1,985	3,054
Total Current Liabilities	36,491	39,803
Deferred Revenue, Net of Current Portion	776	577
Lease Liabilities, Net of Current Portion	21,552	21,891
Other Non-Current Liabilities	2,378	2,649
Total Liabilities	61,197	64,920
Total Stockholders’ Equity	471,469	206,125
Total Liabilities and Stockholders’ Equity	532,666	271,045

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain non-GAAP financial measures, including non-GAAP revenue and non-GAAP gross margin. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of non-GAAP Financials

(In thousands)

	2021	2020
	Three months ended
	March 31
Total revenue	$27,209	$15,727
Grant revenue (Note 1)	$(2,291)	—
Non-GAAP revenue	$24,918	$15,727

Gross profit	$16,349	$6,813
Grant revenue (Note 1)	$(2,291)	—
Acquisition-related purchase accounting charges (Note 2)	$520	$820
Non-GAAP gross profit	$14,578	$7,633
GAAP gross margin %	60.1%	43.3%
Non-GAAP gross margin %	58.5%	48.5%

GAAP total operating expenses	$26,138	$18,541
Grant research and development expenses (Note 3)	$(1,763)	—
Acquisition-related purchase accounting charges (Note 4)	$(20)	$(20)
Non-GAAP total operating expenses	$24,355	$18,521

GAAP loss from operations	$(9,789)	$(11,728)
Non-GAAP loss from operations	$(9,777)	$(10,888)

Note 1: During the three months ended March 31, 2021, we recognized $2.3 million in revenue in connection with our workplan 2 award under the National Institute of Health Rapid Acceleration of Diagnostics Program.

Note 2: During the three months ended March 31, 2021, we incurred $138 thousand of acquisition-related amortization of inventory valuation and $382 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the three months ended March 31, 2020, we incurred $438 thousand of acquisition-related amortization of inventory valuation and $382 thousand of acquisition-related amortization of intangible assets in connection with our acquisition of UmanDiagnostics.

Note 3: During the three months ended March 31, 2021, we incurred $1.8 million in research and development expenses in connection with our workplan 2 award under the National Institute of Health Rapid Acceleration of Diagnostics Program.

Note 4: During each of the the three months ended March 31, 2021 and 2020, we incurred $20 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact:
PAN Communications
Staci Didner, (407) 734-7325
quanterix@pancomm.com

Investor Relations Contact:
Stephen Hrusovsky
(774) 278-0496
shrusovsky@quanterix.com